Exhibit 99.1

Radius Global Infrastructure Reports First Quarter 2023 Results

Revenue Increased 35% YoY

NEW YORK – May 9, 2023 - Radius Global Infrastructure, Inc. (Nasdaq: RADI) (“Radius” or the “Company”), one of the largest international owners and acquirors of real property interests and contractual rights underlying essential digital infrastructure assets, today reported financial results for the quarter ended March 31, 2023.

Bill Berkman, Co-Chairman and CEO of Radius Global Infrastructure, commented:

“We generated quarterly revenue of $41.2 million in the first quarter of 2023, up 35% from the first quarter of 2022, with gross profit increasing to $39.3 million, up 32% year-over-year. In the first quarter, our Annualized In-Place Rents increased by 32% to $165.8 million. Our revenues are primarily triple net, inflation-linked rents underlying mission-critical communications sites. In the first quarter of 2023, we acquired 186 communication sites through cash investments in real property interests and related intangible assets of $43.7 million, resulting in Acquisition Capex1 of $48.2 milion, which generated $3.7 million of annual rent. As of March 31, 2023, Radius has approximately $296.5 million of total cash and cash equivalents, restricted cash (including long-term restricted cash), and short-term investments.

RECENTLY ANNOUNCED TRANSACTION

As previously announced on March 1, 2023, Radius entered into a definitive agreement under which EQT Active Core Infrastructure (“EQT”) and the Public Sector Pension Investment Board (“PSP”), through certain of their controlled affiliates, will acquire the Company. This pending transaction is expected to close in the third quarter of 2023, subject to the satisfaction of certain closing conditions. For additional information relating to this pending transaction, please refer to the preliminary proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2023 and other relevant materials that the Company has filed and may file with the SEC in connection with this pending transaction.

QUARTERLY RESULTS

Revenue increased 35% to $41.2 million for the three months ended March 31, 2023, as compared to revenue of $30.6 million for the three months ended March 31, 2022. The increase was primarily attributable to the additional revenue streams acquired through investments in real property interests made during the past quarter, adjusted for foreign exchange rate effects.

Gross Profit rose 32% to $39.3 million during the three months ended March 31, 2023, as compared to gross profit of $29.8 million in the corresponding prior year period, reflecting a gross profit (which we also refer to as ground cash flow) margin of approximately 95% during the three months ending March 31, 2023. Ground cash flow margin was impacted by expenses associated with fee simple interests acquired, primarily for property taxes.

[1]	Please see page 9 for a definition of Acquisition Capex and reconciliation to Investments in Real Property Interests and Related Intangible Assets, the most comparable GAAP measure.

Annualized In-Place Rents (“AIPR”) increased to $165.8 million as of March 31, 2023, an increase of $40.4 million, or 32% over AIPR of $125.4 million as of March 31, 2022. On a constant currency basis, AIPR would have increased 35% year-over-year to $169.6 million as of March 31, 2023.

Investments in Real Property Interests and Related Intangible Assets, as identified in the Company’s Consolidated Statements of Cash Flows, was $43.7 million and $73.1 million for the quarter ended March 31, 2023 and 2022, respectively, or a decrease of $29.4 million for the quarter ended March 31, 2023 over the prior period.

Acquisition Capex was $48.2 million and $74.6 million for the quarter ended March 31, 2023 and 2022, respectively, or a decrease of $26.4 million for the quarter ended March 31, 2023 over the prior period.

Please refer to the GAAP financial disclosures, reconciliations and comparisons to non-GAAP financial measurements set forth below and in the Company’s Form 10-Q for the quarter ended March 31, 2023.

LIQUIDITY

As of March 31, 2023, Radius had $296.5 million of total cash and cash equivalents, restricted cash (including long-term restricted cash), and short-term investments. Of this amount, approximately $273.4 million was available to deploy for asset acquisitions after excluding amounts that are required to be held in interest escrow accounts under certain long-term debt agreements.

OUTLOOK FOR 2023

As previously noted, the Company is not providing guidance with respect to the outlook for Acquisition Capex in 2023 in light of the pending transaction with EQT and PSP.

About the Company

Radius Global Infrastructure, Inc., through its various subsidiaries, is a multinational owner and acquiror of triple net rental streams and real properties leased to wireless operators, wired operators, wireless tower companies, and other digital infrastructure operators as part of their infrastructure required to deliver a wide range of services.

For further information see https://www.radiusglobal.com.

FORWARD-LOOKING STATEMENTS AND DISCLAIMERS

Certain matters discussed in this press release, including the attachments, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, capital expenditures, plans and objectives, including with respect to capital allocation and organizational matters, and information about our proposed transaction with certain affiliates of EQT and PSP. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “expect,” “anticipate,” “estimate,” “outlook,” “plan,” “continue,” “intend,” “should,” “may,” “will,” or similar expressions, their negative or other variations or comparable terminology.

Forward-looking statements are subject to significant risks and uncertainties and are based on current beliefs, assumptions and expectations based upon our historical performance and on our current plans, estimates and expectations in light of information available to us. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy, liquidity and our proposed transaction with certain affiliates of EQT and PSP. Actual results may differ materially from those set forth in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Certain important factors that we think could cause our actual results to differ materially from expected results are summarized below. Other factors besides those summarized could also adversely affect us. We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for management to predict all such risks and uncertainties or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Important other factors that could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements include, but are not limited to: our proposed transaction with certain affiliates of EQT and PSP may not be completed in a timely manner or at all, including the risk that any required antitrust and foreign investment approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect us or the expected benefits of the proposed transaction or that the approval of our stockholders is not obtained; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure (a) to receive any required antitrust and foreign investment approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals) and (b) to satisfy conditions related to (i) there being no event of default under certain of the Company’s existing debt facilities, (ii) certain waivers of change of control provisions under certain of the debt agreements of the Company and its subsidiaries being in full force and effect at the closing, including the possibility that such waivers fail to be in full force and effect at the closing because any two of William H. Berkman, Scott G. Bruce and Richard I. Goldstein

have ceased to continue in their current capacities as Chief Executive Officer, President and Chief Operating Officer of the Company, respectively, at the closing, and (iii) the Company having a specified minimum cash balance and the Company or any of its subsidiaries having an additional specified amount of additional cash, in each case at the closing; the possibility that compliance with the minimum cash condition to the consummation of the proposed transaction may limit the growth of the Company’s business, depending on the availability to the Company of other sources of capital that are permitted under the terms of the definitive agreement entered into in connection with the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances that would require us to pay a termination fee or other expenses; the effect of the announcement or pendency of the proposed transaction on our ability to retain and hire key personnel, our ability to maintain the relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; risks related to diverting management’s attention from our ongoing business operations; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the extent that wireless carriers (mobile network operators, or “MNOs”) or tower companies consolidate their operations, exit the wireless communications business or share site infrastructure to a significant degree; the extent that new technologies reduce demand for wireless infrastructure; competition for assets; whether the tenant leases for the wireless communication tower, antennae or other digital communications infrastructure located on our real property interests are renewed with similar rates or at all; the extent of unexpected lease cancellations, given that most of the tenant leases associated with our assets may be terminated upon limited notice by the MNO or tower company and unexpected lease cancellations could materially impact cash flow from operations; economic, political, cultural, and regulatory risks and other risks to our operations, including risks associated with fluctuations in foreign currency exchange rates and local inflation rates; the effect of the Electronic Communications Code in the United Kingdom, which may limit the amount of lease income we generate in the United Kingdom; the extent that we continue to grow at an accelerated rate, which may prevent us from achieving profitability or positive cash flow at a company level (as determined in accordance with GAAP) for the foreseeable future, particularly given our history of net losses and negative net cash flow; the fact that we have incurred a significant amount of debt and may in the future incur additional indebtedness; the extent that the terms of our debt agreements limit our flexibility in operating our business; and the other factors, risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our subsequent filings under the Exchange Act.

Contacts

Investor Relations:

Jason Harbes, CFA

Email: investorrelations@radiusglobal.com

Phone: 1-484-278-2667

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in USD thousands, except share and per share amounts)

	Three months ended March 31, 2023	Three months ended March 31, 2022
Revenue	$41,214	$30,599
Cost of service	1,892	841

Gross profit	39,322	29,758

Operating expenses:
Selling, general and administrative	29,464	22,687
Share-based compensation	5,184	4,592
Amortization and depreciation	23,085	18,751
Impairment - decommissions	1,050	765

Total operating expenses	58,783	46,795

Operating loss	(19,461)	(17,037)

Other income (expense):
Realized and unrealized gain (loss) on foreign currency debt	(15,479)	24,232
Interest expense	(17,671)	(16,098)
Other income (expense), net	3,215	1,092

Total other income (expense), net	(29,935)	9,226

Loss before income tax expense (benefit)	(49,396)	(7,811)
Income tax expense (benefit)	(1,584)	(3,166)

Net loss	(47,812)	(4,645)
Net loss attributable to noncontrolling interest	(2,227)	(208)

Net loss attributable to common stockholders	$(45,585)	$(4,437)

Loss per common share:
Basic and diluted	$(0.48)	$(0.05)
Weighted average common shares outstanding:
Basic and diluted	95,821,985	92,104,971

See accompanying notes to condensed consolidated financial statements.

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in USD thousands, except share and per share amounts)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$197,879	$224,258
Restricted cash	2,417	1,971
Short-term investments	34,612	39,205

Total cash, cash equivalents, restricted cash, and short-term investments	234,908	265,434
Trade receivables, net	11,317	8,200
Prepaid expenses and other current assets	29,747	28,773

Total current assets	275,972	302,407

Real property interests, net:
Right-of-use assets - finance leases, net	415,981	379,052
Telecom real property interests, net	1,582,164	1,569,676

Real property interests, net	1,998,145	1,948,728
Intangible assets, net	11,811	12,121
Property and equipment, net	1,291	1,241
Goodwill	80,509	80,509
Deferred tax asset	1,636	306
Restricted cash, long-term	61,595	88,054
Other long-term assets	21,209	20,124

Total assets	$2,452,168	$2,453,490

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$44,121	$48,767
Rent received in advance	33,938	26,551
Finance lease liabilities, current	14,392	15,589
Telecom real property interest liabilities, current	4,564	7,975

Total current liabilities	97,015	98,882
Finance lease liabilities	21,768	22,277
Telecom real property interest liabilities	4,076	4,483
Long-term debt, net of debt discount and deferred financing costs	1,521,802	1,503,352
Deferred tax liability	134,238	131,229
Other long-term liabilities	11,585	10,473

Total liabilities	1,790,484	1,770,696

Commitments and contingencies
Stockholders’ equity:
Series A Founder Preferred Stock, $0.0001 par value; 1,600,000 shares authorized; 1,600,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Series B Founder Preferred Stock, $0.0001 par value; 1,386,033 shares authorized; 1,386,033 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Class A Common Stock, $0.0001 par value; 1,590,000,000 shares authorized; 99,541,524 and 95,283,563 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	10	10
Class B Common Stock, $0.0001 par value; 200,000,000 shares authorized; 10,378,327 and 12,795,694 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	1,082,943	1,060,055
Accumulated other comprehensive loss	(64,622)	(85,936)
Accumulated deficit	(384,404)	(338,819)

Total stockholders’ equity attributable to Radius Global Infrastructure, Inc.	633,927	635,310
Noncontrolling interest	27,757	47,484

Total liabilities and stockholders’ equity	$2,452,168	$2,453,490

See accompanying notes to condensed consolidated financial statements.

RADIUS GLOBAL INFRASTRUCTURE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in USD thousands)

	Three months ended March 31, 2023	Three months ended March 31, 2022
Cash flows from operating activities:
Net loss	$(47,812)	$(4,645)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	23,085	18,751
Amortization of finance lease and telecom real property interest liabilities discount	460	367
Impairment - decommissions	1,050	765
Realized and unrealized gain on foreign currency debt	15,479	(24,232)
Amortization of debt discount and deferred financing costs	1,715	1,106
Provision for bad debt expense	(64)	98
Share-based compensation	5,184	4,592
Deferred income taxes	(3,446)	(3,986)
Change in assets and liabilities:
Trade receivables, net	(2,790)	(1,707)
Prepaid expenses and other assets	1,813	1,563
Accounts payable, accrued expenses and other long-term liabilities	(3,391)	(1,309)
Rent received in advance	6,700	3,978

Net cash used in operating activities	(2,017)	(4,659)

Cash flows from investing activities:
Investments in real property interests and related intangible assets	(43,688)	(73,128)
Advance deposits made for real property interest investments	(2,589)	—
Proceeds from sales of real property interests	213	—
Proceeds from maturities of short-term investments	5,000	—
Purchases of property and equipment	(231)	(195)

Net cash used in investing activities	(41,295)	(73,323)

Cash flows from financing activities:
Borrowings under debt agreements	—	256,203
Repayments of term loans and other debt	—	(1,804)
Debt issuance costs	—	(5,653)
Proceeds from exercises of stock options	204	88
Repayments of finance lease and telecom real property interest liabilities	(11,075)	(4,359)

Net cash provided by (used in) financing activities	(10,871)	244,475

Effect of change in foreign currency exchange rates on cash, cash equivalents and restricted cash	1,791	(6,426)

Net change in cash and cash equivalents and restricted cash	(52,392)	160,067

Cash and cash equivalents and restricted cash at beginning of period	314,283	632,193

Cash and cash equivalents and restricted cash at end of period	$261,891	$792,260

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$18,008	$15,459
Cash paid for income taxes	$373	$150

See accompanying notes to condensed consolidated financial statements.

Non-GAAP Financial Measures

We use certain additional financial measures not defined by generally accepted accounting principles in the United States (“GAAP”) that provide supplemental information we believe is useful to analysts and investors to evaluate our financial performance and ongoing results of operations, when considered alongside other GAAP measures such as net income, operating income and gross profit. These non-GAAP measures exclude the financial impact of items management does not consider in assessing our ongoing operating performance, and thereby facilitate review of our operating performance on a period-to-period basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP measures. EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization. Adjusted EBITDA is calculated by taking EBITDA and further adjusting for non-cash impairment—decommissions expense, realized and unrealized gains and losses on foreign currency debt, realized and unrealized foreign exchange gains/losses associated with non-debt transactions and balances denominated in a currency other than the functional currency, share-based compensation expense and transaction-related costs recorded in selling, general and administrative expenses incurred for incremental business acquisition pursuits (successful and unsuccessful) and related financing and integration activities. Management believes the presentation of EBITDA and Adjusted EBITDA provides valuable additional information for users of the financial statements in assessing our financial condition and results of operations. Each of EBITDA and Adjusted EBITDA has important limitations as analytical tools because they exclude some, but not all, items that affect net income, therefore the calculation of these financial measures may be different from the calculations used by other companies and comparability may therefore be limited. You should not consider EBITDA, Adjusted EBITDA or any of our other non-GAAP financial measures as an alternative or substitute for our results.

The following are reconciliations of EBITDA and Adjusted EBITDA to net income (loss), the most comparable GAAP measure:

(in thousands)	Three months ended March 31, 2023	Three months ended March 31, 2022
(unaudited)
Net loss	$(47,812)	$(4,645)
Amortization and depreciation	23,085	18,751
Interest expense	17,671	16,098
Income tax expense (benefit)	(1,584)	(3,166)

EBITDA	(8,640)	27,038
Impairment – decommissions	1,050	765
Realized and unrealized (gain) loss on foreign currency debt	15,479	(24,232)
Share-based compensation expense	5,184	4,592
Non-cash foreign currency adjustments	(34)	405
Transaction-related costs	7,195	140

Adjusted EBITDA	$20,234	$8,708

Acquisition Capex

Acquisition Capex is a non-GAAP financial measure. Our payments for acquisitions of real property interests consist of either a one-time payment upon the acquisition or up-front payments with contractually committed payments made over a period of time, pursuant to each real property interest agreement. In all cases, we contractually acquire all rights associated with the underlying revenue-producing assets upon entering into the agreement to purchase the real property interest and records the related assets in the period of acquisition. Acquisition Capex therefore represents the total cash spent and committed to be spent for the acquisitions of revenue-producing assets during the period measured. Management believes the presentation of Acquisition Capex provides valuable additional information for users of the financial statements in assessing our financial performance and growth, as it is a comprehensive measure of our investments in the revenue-producing assets that we acquire in a given period. Acquisition Capex has important limitations as an analytical tool, because it excludes certain fixed and variable costs related to our selling, marketing and underwriting activities included in selling, general and administrative expenses in the condensed consolidated statements of operations, including corporate overhead expenses. Further, this financial measure may be different from calculations used by other companies and comparability may therefore be limited. You should not consider Acquisition Capex or any of the other non-GAAP measures we utilize as an alternative or substitute for our results.

The following is a reconciliation of Acquisition Capex to the amounts included as an investing cash flow in the condensed consolidated statements of cash flows for investments in real property interests and related intangible assets, the most comparable GAAP measure, which generally represents up-front payments made in connection the acquisition of these assets during the period. The primary adjustment to the comparable GAAP measure is “committed contractual payments for investments in real property interests and intangible assets,” which represents the total amount of future payments that we were contractually committed to make in connection with our acquisitions of real property interests and intangible assets that occurred during the period. Additionally, foreign exchange translation adjustments impact the determination of Acquisition Capex.

(in thousands)	Three months ended March 31, 2023	Three months ended March 31, 2022
(unaudited)
Investments in real property interests and related intangible assets	$43,688	$73,128
Committed contractual payments for investments in real property interests and intangible assets	5,279	4,123
Foreign exchange translation impacts and other	(748)	(2,614)

Acquisition Capex	$48,219	$74,637

Annualized In-Place Rents

Annualized in-place rents is a non-GAAP measure that measures performance based on annualized contractual revenue from the rents expected to be collected on leases owned and acquired (“in place”) as of the measurement date. Annualized in-place rents is calculated using the implied monthly revenue from all revenue producing leases that are in place as of the measurement date multiplied by twelve. Implied monthly revenue for each lease is calculated based on the most recent rental payment under such lease. Management believes the presentation of annualized in-place rents provides valuable additional information for users of the financial statements in assessing our financial performance and growth. In particular, management believes the presentation of annualized in-place rents provides a measurement at the applicable point of time as opposed to revenue, which is recorded in the applicable period on revenue-producing assets in place as they are acquired. Annualized in-place rents has important limitations as an analytical tool because it is calculated at a particular moment in time, the measurement date, but implies an annualized amount of contractual revenue. As a result, following the measurement date, among other things, the underlying leases used in calculating the annualized in-place rents financial measure may be terminated, new leases may be acquired, or the contractual rents payable under such leases may not be collected. In these respects, among others, annualized in-place rents differs from “revenue,” which is the closest comparable GAAP measure and which represents all revenues (contractual or otherwise) earned over the applicable period. Revenue is recorded as earned over the period in which the lessee is given control over the use of the wireless communication sites and recorded over the term of the lease. You should not consider annualized in-place rents or any of the other non-GAAP measures we utilize as an alternative or substitute for our results. The following is a comparison of annualized in-place rents to revenue, the most comparable GAAP measure:

(in thousands)	Three months ended March 31, 2023	Year ended December 31, 2022
(unaudited)
Revenue for year ended December 31		$135,456
Annualized in-place rents as of December 31		$157,553
Annualized in-place rents as of March 31	$165,779